Exhibit 4(a)(3)



                              AMENDMENT NUMBER 3 TO THE CONTRACT OF FUNDING THROUGH OPENING OF CREDIT NO. 02.2.053.3.1, BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES AND ESPIRITO SANTO CENTRAIS ELETRICAS - ESCELSA, WITH INTERVENING THIRD PARTIES IN THE FORM BELOW:


         BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES, hereinafter simply referred to as BNDES, a public federal company, with headquarters in Brasilia, Distrito Federal, and with services provided in this city at Avenida Republica do Chile, 100, registered with the General Taxpayer Register under CNPJ No. 33.657.248/0001-89, hereby represented by the undersigned below;

and

         ESPIRITO SANTO CENTRAIS ELETRICAS S.A. - ESCELSA, hereinafter simply referred to as BENEFICIARY, a corporation with headquarters in Vitoria, State of Espirito Santo, at Rua Sete de Setembro, 362, Centro, registered with the General Taxpayer Register under CNPJ No. 28.152.650/0001-71, hereby represented by the undersigned below; and as INTERVENING PARTIES:

I- AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, a social regimen autarchy, located at SGAN, QUADRA 603, modulo J, Anexo Brasilia, Distrito Federal, registered with the General Taxpayer Register under CNPJ No. 02.270.669/0001-29, hereinafter simply referred to as ANEEL, hereby represented by the undersigned below; and

II- BANCO BANESTES S.A.- BANCO DO ESTADO DO ESPIRITO SANTO, a financial institution, with headquarters in Vitoria, State of Espirito Santo, at Avenida Princesa Isabel, 574 - Quadra B - 9th floor, registered with the General Taxpayer register under CNPJ No. 28.127.603/0001-78, hereinafter simply referred to as BANK, hereby represented by the undersigned below;



have, as just and agreed to amend the CONTRACT OF FUNDING THROUGH OPENING OF CREDIT NO. 02.2.053.3.1, hereinafter designated simply CONTRACT, executed between BNDES and BENEFICIARY on February 19, 2002, registered in microfilm with the number 152759, on February 21st , 2002, at the Notary's office of Titles and Documents of the County of Vitoria, State of Espirito Santo, and registered in microfilm with the number 635263, on February 22, 2002, at the 2nd Notary's office of the city of Rio de Janeiro, State of Rio de Janeiro, amended by addition number 1, executed on August 29, 2002, hereinafter called AMENDMENT 1 and by Amendment number 2, executed on October 16, 2002, hereinafter called AMENDMENT 2, which this instrument is now part of, for all legal purposes and effects, by means of the following Clauses:



                                      FIRST




      REVISION OF THE PERCENTAGE GRANTED IN RESERVATION OF MEAN OF PAYMENTS



In light of the publishing of Resolutions number 36, of January 29, 2001 and number 89, of February 25, 2003, which establish the procedures for the feasibility of the payment by the concessionaires to companies that had expenses in the purchase of free energy resulting from the reduction of generation of Electrical Energy at the plants participating of the Mechanism of reallocation of Energy - MRE, and based on Third Clause of Amendment 2, the PARTIES herein alter, with effect from this date, to 5.65% (five point sixty-five percent) the percentage granted and transferred to BNDES, by BENEFICIARY, of its monthly income resulting from collection of the tariffs of supply of public services of electrical energy, as in Seventh Clause of the CONTRACT.



                                     SECOND

                   CONDITIONAL REDUCTION OF THE NEW PERCENTAGE

The new percentage established in First Clause of this instrument shall be exceptionally reduced to 3.72% (three point seventy-two percent) until January 31, 2007, keeping to the remaining contract conditions, including those regarding the advance payments and advance due dates for payment, being it conditioned to the permanent fulfillment by BENEFICIARY of all the duties foreseen in the CONTRACT, being the new percentage automatically reestablished as in First Clause of the Instrument in case of financial or non-financial disobedience by BENEFICIARY.


                                      THIRD

                       DECLARATION, GUARANTEES AND RIGHTS

BENEFICIARY declares and guarantees that the execution of this Amendment number 3 and the fulfillment of its obligations does not constitute a violation or non-fulfillment of any contract, agreement or any other instruments which BENEFICIARY is part of or bound to.

                                     FOURTH

                                  RATIFICATION

The contracting Parties and INTERVENING AGENTS ratify, herein, all the Clauses and conditions of the CONTRACT, of AMENDMENT 1 and AMENDMENT 2, in what does not collide with those established in this AMENDMENT, keeping to the guarantees convened in the stated CONTRACT, with the alteration introduced by this instrument, regardless of the novelties of the present instrument.


                                      FIFTH

                                  REGISTRATION

BENEFICIARY commits itself to proceed to the registration of this AMENDMENT, aside from registrations number 152759, on February 21st, 2002, at the Notary's office of Titles and Documents of the city of Vitoria, State of Espirito Santo, and number 635263, on February 22, 2002, at the 2nd Notary's office of the city of Rio de Janeiro, State of Rio de Janeiro, mentioned in the introduction of this instrument, within 15 (fifteen) days from the date of this amendment.

The sheets of the present instrument all have the signature of Elizabeth Pinheiro Correa, lawyer of BNDES, with the authorization of the legal representatives who sign it.


And having among themselves agreed upon this Contract as just and contracted, the parties hereto have hereunto signed the present document in 5 (five) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.


Rio de Janeiro, May 26, 2003



BY BNDES:


--------------------------------------------------------------------------------
BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL




BY BENEFICIARY:


--------------------------------------------------------------------------------
ESPIRITO SANTO CENTRAIS ELETRICAS S.A. -ESCELSA


BY INTERVENING AGENTS:


--------------------------------------------------------------------------------
AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL


--------------------------------------------------------------------------------
BANESTES S.A.- BANCO DO ESTADO DO ESPIRITO SANTO




WITNESSES:



--------------------------------
Name:
Social security (CPF):



--------------------------------
Name:
Social security (CPF):


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